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                                                                   EXHIBIT 99.1
                        [FIREARMS TRAINING SYSTEMS LOGO]

                                                          For Immediate Release
                                                          Contact: John Morelli
(770) 622-3236



                        FIREARMS TRAINING SYSTEMS, INC.
                          ANNOUNCES RETIREMENT OF CEO


SEPTEMBER 15, 1999, SUWANEE (ATLANTA), GA - FIREARMS TRAINING SYSTEMS, INC. (NASDAQ: FATS) today announced that Peter A. Marino, in agreement with the Board of Directors, will retire from his position as president and CEO effective September 30, 1999. Robert F. Mecredy, the Company executive vice president, will assume responsibilities as president and CEO.

FATS is the leading worldwide producer of interactive simulation systems designed to provide training in the handling and use of small and supporting arms. FATS(R) products also include air defense, anti-armor, and armored vehicle training products, which are designed and manufactured by its Canadian subsidiary, Simtran Technologies, Inc. Commercial versions of FATS(R) products supporting the sports shooting enthusiast and professional hunter are designed and manufactured by its Colorado-based subsidiary, Dart International, Inc.

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